UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —December 21, 2005

ASSURED GUARANTY LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32141	98-0429991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Assured Guaranty Ltd.

30 Woodbourne Avenue

Hamilton HM 08 Bermuda

(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 296-4004

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(Former name or former address, if changed since last report)

Item 1.01         Entry into a Material Definitive Agreement.

The Company has entered into indemnification agreements with its directors and executive officers.  These agreements are in furtherance of the Company’s Bye-laws which require the Company to indemnify its directors and officers for acts done, concurred in or omitted in or about the execution of their duties in their respective offices.  The indemnification agreements provide for indemnification arising out of specified indemnifiable events, such as events relating to the fact that the indemnitee is or was a director or officer of the Company or is or was a director, officer, employee or agent of another entity at the request of the Company or relating to anything done or not done by the indemnitee in such a capacity.  The indemnification agreements provide for advancement of expenses.  These agreements provide for mandatory indemnification to the extent an indemnitee is successful on the merits.  To the extent that indemnification is unavailable, the agreements provide for contribution.  The indemnification agreements set forth procedures relating to indemnification claims.  The agreements also provide for maintenance directors’ and officer’s liability insurance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ASSURED GUARANTY LTD.

By:	/s/ JAMES M. MICHENER
James M. Michener
General Counsel and Secretary

DATE:    December 21, 2005